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                                                                      EXHIBIT 5

                               December 17, 1999

Board of Directors
Carbon Energy Corporation
c/o Bonneville Fuels Corporation
1660 Lincoln Street, Suite 2200
Denver, Colorado 80264

To the Board of Directors:

   As counsel for Carbon Energy Corporation (the "Company"), a Colorado corporation, we have examined and are familiar with its Articles of Incorporation, its Bylaws and its various corporate records and proceedings relating to its incorporation. We are also familiar with the proceedings taken by the Board of Directors of the Company to authorize the exchange offer (the "exchange offer") pursuant to which one share of the Company's common stock, no par value, will be offered in exchange for each outstanding share of common stock of CEC Resources Ltd. ("CEC"). The exchange offer is described in the Registration Statement on Form S-4 of the Company, No. 333-89783. Pursuant to the terms of the exchange offer, the Company may issue up to 1,765,900 shares of its common stock to holders of CEC common stock who properly tender their CEC shares for exchange. We also have examined such other matters and have made such other inquiries as we deem relevant to our opinion expressed below.

   We are of the opinion that the up to 1,765,900 shares of common stock of the Company described above have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the exchange offer, will be validly issued and outstanding shares of the common stock of the Company, fully paid and non-assessable.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-4 in connection with the exchange offer and any amendments thereto and to the reference to our firm contained under the heading "Legal Matters".

                                          Very truly yours,

                                          Holland & Hart LLP